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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)           February 21, 2001
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                             Cooper Industries, Inc.
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             (Exact Name of Registrant as Specified in its Charter)



                                      Ohio
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                 (State or Other Jurisdiction of Incorporation)


               1-1175                           31-4156620
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      (Commission File Number)           (IRS Employer Identification No.)


600 Travis, Suite 5800, Houston, Texas                77002
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(Address of Principal Executive Offices)            (Zip Code)



                                  713/209-8400
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              (Registrant's Telephone Number, Including Area Code)



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          (Former Name or Former Address, if Changed Since Last Report)


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Item 9.           Regulation FD Disclosure.

Business Outlook for 2001

The following sets forth Cooper's general business outlook for 2001, based on current expectations. The comparative figures for 2001 include the effects of acquisitions made during 2000.

Cooper expects revenues and operating earnings for the Electrical Products segment to grow approximately ten percent and return on sales to be approximately sixteen percent. Revenues and operating earnings for the Tools and Hardware segment are expected to be relatively unchanged from the prior year and return on sales is expected to be approximately twelve percent.

The above statements are forward-looking, and actual results may differ materially. The above statements are based on a number of assumptions, risks and uncertainties. The primary economic assumptions include, without limitation, (1) slow growth in the domestic economy during the first part of the year and modestly improving growth thereafter; (2) modest growth in European and Latin American markets; (3) a gradual improvement in worldwide energy-related project spending; (4) no significant change in raw material or energy costs; (5) realization of benefits of cost reduction programs with no major disruptions from those programs currently underway; and (6) no significant adverse changes in the relationship of the U.S. dollar to the currencies of countries in which the Company does business. The estimates also assume, without limitation, no significant change in competitive conditions and such other risk factors as are discussed from time to time in Cooper's periodic filings with the Securities and Exchange Commission.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


COOPER INDUSTRIES, INC.
(Registrant)



Date:  February 21, 2001                       /s/ D. Bradley McWilliams
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                                               D. Bradley McWilliams
                                               Senior Vice President and Chief
                                               Financial Officer